                                                                    EXHIBIT 4.10


                              REMARKETING AGREEMENT


                  REMARKETING AGREEMENT, dated as of August 14, 1998 (the "Remarketing Agreement") by and among Lincoln National Corporation, an Indiana corporation (the "Company"), Lincoln National Capital IV, a Delaware statutory business trust (the "Trust"), The First National Bank of Chicago, a national banking association, not individually but solely as Purchase Contract Agent (the "Purchase Contract Agent") and as attorney-in-fact of the holders of Purchase Contracts (each as defined in the Purchase Contract Agreement (as defined herein)), and Merrill Lynch & Co./Merrill Lynch, Pierce, Fenner & Smith Incorporated, as reset agent and remarketing agent (the "Remarketing Agent").

                                   WITNESSETH:

                  WHEREAS, the Company will issue its FELINE PRIDES (the "FELINE PRIDES") with an aggregate Stated Amount of $200,000,000 ($230,000,000 in the event the Underwriters' Over-Allotment Option (as defined below) is exercised) under the Purchase Contract Agreement, dated as of August 14, 1998, by and between the Purchase Contract Agent and the Company (the "Purchase Contract Agreement");

                  WHEREAS, concurrently with the issuance of the FELINE PRIDES, the Trust will issue separately 1,000,000 6.40% Preferred Securities, Series D (the "Separate Preferred Securities," and together with the 7,000,000 6.40% Preferred Securities, Series D, comprising part of the Income PRIDES (8,200,000 in the event the Underwriters' Over-Allotment Option (as defined below) is exercised) (the "Underlying Preferred Securities"), the "Preferred Securities") in an aggregate stated liquidation amount of $25,000,000 under the Amended and Restated Trust Agreement, dated as of August 14, 1998, by and among the Company, the Administrative Trustees, the Delaware Trustee and the Property Trustee (the "Trust Agreement");

                  WHEREAS, the FELINE PRIDES will initially consist of 7,000,000 units referred to as "Income PRIDES" (which number shall be increased to 8,200,000 Income PRIDES in the event the Underwriters' Over-Allotment Option (as defined below) is exercised) and 1,000,000 units referred to as "Growth PRIDES;"

                  WHEREAS, the sole assets of the Trust, consisting of $206,186,000 aggregate principal amount of 6.40% Subordinated Debentures, Series D, due August 15, 2003 ($237,113,850 in the event the Underwriters' Over-Allotment Option is exercised) (collectively, the "Debentures") of the Company will be purchased by the Trust from the Company with the proceeds of the sale of the Preferred Securities and the proceeds of the sale of the common securities of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities");

                  WHEREAS, the Underlying Preferred Securities comprising part of the Income PRIDES (or upon a dissolution of the Trust and the distribution of the Debentures as described in the Trust Agreement, such Debentures) will be pledged pursuant to the Pledge Agreement (the "Pledge Agreement"), dated as of August 14, 1998, by and among the Company, The Chase Manhattan Bank, as collateral agent (the "Collateral Agent"), and the Purchase Contract Agent, to secure an Income PRIDES holder's obligations under the related Purchase Contract on the Purchase Contract Settlement Date;

                  WHEREAS, the Company and the Trust have entered into an Underwriting Agreement dated August 10, 1998 and a Pricing Agreement dated August 10, 1998 (collectively, the "Underwriting Agreement") (a) providing for the issuance and sale to the underwriters named therein (the "Underwriters") of the original 7,000,000 Income PRIDES, 1,000,000 Growth PRIDES and 1,000,000 Separate Preferred Securities and (b) granting to the Underwriters the right (the "Underwriters' Over-Allotment Option"), exercisable for 30 days, to purchase up to an additional 1,200,000 Income PRIDES on the terms and subject to the conditions set forth in the Underwriting Agreement;

                  WHEREAS, the Underlying Preferred Securities comprising part of the Income PRIDES, or the Debentures, as the case may be, of such holders of Preferred Securities or Debentures electing to have their Preferred Securities or Debentures remarketed, or of such Income PRIDES holders who have elected not to settle the Purchase Contracts related to their Income PRIDES from the proceeds of a Cash Settlement and who have not settled their Purchase Contracts early, will be remarketed by the Remarketing Agent on the third Business Day immediately preceding the Purchase Contract Settlement Date (the "Remarketing Date");

                  WHEREAS, the applicable distribution rate on the Preferred Securities (and, thus, the interest rate on the Debentures) that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date, to the Reset Rate to be determined by the Reset Agent as the rate that such Preferred Securities (and, thus, the Debentures) should bear in order to have an approximate market value of 100.5% of the aggregate stated liquidation amount of the Preferred Securities or the aggregate principal amount of the Debentures on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided that in the determination of such Reset Rate, the Company may limit the Reset Spread (a component of the Reset Rate) to be no higher than 200 basis points (2%);

                  WHEREAS, the Company and the Trust have requested that Merrill Lynch & Co./Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") act as the Reset Agent and as the Remarketing Agent and, as such, to perform the services described herein; and

                  WHEREAS, Merrill Lynch is willing to act as Reset Agent and Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;


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

                  NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agrees as follows:

                  Section i. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein stated, the Trust Agreement or the Pledge Agreement.

                  Section ii. Appointment and Obligations of Remarketing Agent. The Company and the Trust hereby appoint Merrill Lynch and Merrill Lynch hereby accepts such appointment, (i) as the Reset Agent, to determine, in consultation with the Company, in the manner provided for in the Trust Agreement with respect to the Trust Securities and in the Indenture with respect to the Debentures, the Reset Rate that, in the opinion of the Reset Agent, will, when applied to the Trust Securities (and, thus, the Debentures), enable a Trust Security (and, thus, a Debenture), to have an approximate market value of approximately 100.5% of the aggregate stated liquidation amount, in the case of such Trust Security, and of the aggregate principal amount, in the case of such Debenture (provided that the Company may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury plus 200 basis points (2%), and provided, further, that the Reset Rate shall in no event exceed the rate permitted by applicable law), and (ii) as the exclusive Remarketing Agent to remarket the Preferred Securities, or the Debentures, as the case may be, of such holders of Underlying Preferred Securities or Debentures which elect to have their Underlying Preferred Securities or Debentures remarketed, or of such Income PRIDES holders which have not settled the related Purchase Contracts early and have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the related Purchase Contracts through Cash Settlement, for settlement on the Purchase Contract Settlement Date, pursuant to a remarketing underwriting agreement with the Company, the Trust and the Purchase Contract Agent (the "Remarketing Underwriting Agreement"), substantially in the form attached hereto as Exhibit A (with such changes as the Company, the Purchase Contract Agent and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the representations, warranties, covenants and other provisions of the Remarketing Underwriting Agreement due to changes in law or facts and circumstances). Pursuant to the Remarketing Underwriting Agreement, the Remarketing Agent, either as the sole remarketing underwriter or as the representative of a syndicate including the Remarketing Agent and one or more other remarketing underwriters designated by the Remarketing Agent, will agree, subject to the terms and conditions set forth therein, that the Remarketing Agent and any such other remarketing underwriters will purchase severally the Underlying Preferred Securities or the Debentures, as the case may be, to be sold by the holder or holders of Underlying Preferred Securities comprising part of the Income PRIDES on the third Business Day immediately preceding the Purchase Contract Settlement Date and will use its reasonable efforts to remarket such Underlying Preferred Securities or the Debentures, as the case may be (such purchase and remarketing being hereinafter referred to as the "Remarketing"), at a price of approximately 100.5% of the aggregate stated liquidation amount of such Underlying Preferred Securities plus any accrued and unpaid distributions (including any deferred distributions) and, in the case of Debentures, at a price of approximately 100.5% of the aggregate principal amount of such Debentures plus any accrued and unpaid interest thereon (including any deferred interest). Notwithstanding the preceding sentence, the Remarketing Agent shall neither purchase nor remarket any Underlying Preferred Securities or Debentures, as the case may be, for a price less than 100% of the aggregate stated liquidation amount or aggregate principal amount of such Underlying Preferred Securities or Debentures, respectively, plus accumulated and unpaid distributions or accrued and unpaid interest, as the case may be. However, such market value may be less than 100.5%, including where the Reset Spread is limited to the maximum of 2% or if the Reset Rate were to be limited by applicable law.

                  "Two-Year Benchmark Treasury" means a direct obligation of the United States (which may be an obligation traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Preferred Securities, as agreed upon by the Company and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding the Purchase Contract Settlement Date, or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, in either case such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company), is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an affiliate thereof).

                  On the tenth Business Day immediately preceding the Purchase Contract Settlement Date, the Two-Year Benchmark Treasury to be used to determine the Reset Rate on the Purchase Contract Settlement Date will be selected and the Reset Spread to be added to the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date will be established by the Reset Agent, and the Reset Spread and the Two-Year Benchmark Treasury will be announced by the Company (the "Reset Announcement Date"). The Company will cause a notice of the Reset Spread and such Two-Year Benchmark Treasury to be published on the Business Day following the Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. The Company will request, not later than 7 nor more than 15 calendar days prior to the Reset Announcement Date, that the Depositary notify its participants holding Preferred Securities, Income PRIDES or Growth Prides of such Reset Announcement Date and of the procedures that must be followed if any owner of Income PRIDES wishes to settle the related Purchase Contract with cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

                  "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or a day on which the Property Trustee or the Subordinated Indenture Trustee is closed for business.

                  The proceeds of such Remarketing shall be paid to the Collateral Agent in accordance with Section 4.6 of the Pledge Agreement and
Section 5.4 of the Purchase Contract Agreement (each of which Sections is incorporated herein by reference). The right of each holder of Underlying Preferred Securities or Debentures to have Underlying Preferred Securities or Debentures, as the case may be, rendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of this Agreement, (ii) any Underlying Preferred Securities or Debentures, as the case may be, tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Underlying Preferred Securities or Debentures, as the case may be, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent. The Remarketing Agent is not obligated to purchase any Preferred Securities or Debentures that would otherwise remain unsold in a Remarketing. None of the Trust, any Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Preferred Securities or Debentures for remarketing.

                  Section iii. Fees. With respect to the Remarketing, the Remarketing Agent shall retain as a remarketing fee (the "Remarketing Fee") an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed Preferred Securities or 25 basis points (.25%) of the aggregate principal amount of the Debentures, as the case may be, from any amount received in connection with such Remarketing in excess of the aggregate stated liquidation amount or aggregate principal amount of such remarketed Preferred Securities or Debentures plus any accrued and unpaid (including deferred) distributions or any accrued and unpaid interest (including any deferred interest), as the case may be. In addition, the Reset Agent shall receive from the Company a reasonable and customary fee as the reset agent fee (the "Reset Agent Fee"); provided, however, that if the Remarketing Agent shall also act as the Reset Agent, then the Reset Agent shall not be entitled to receive any such Reset Agent Fee. Payment of such Reset Agent Fee shall be made by the Company on the third Business Day immediately preceding the Purchase Contract Settlement Date in immediately available funds or, upon the instructions of the Reset Agent by certified or official bank check or checks or by wire transfer.

                  Section iv. Failed Remarketing. If, despite using its reasonable efforts, the Remarketing Agent cannot remarket the Underlying Preferred Securities or Debentures (other than to the Company) at a price not less than 100% of the aggregate stated liquidation amount of such Underlying Preferred Securities or 100% of the aggregate principal amount of the Debentures, plus any accumulated and unpaid distributions (including deferred distributions, if any) or accrued and unpaid interest (including any deferred interest) or if the remarketing shall not have occurred because a condition precedent to the remarketing shall not have been fulfilled, resulting in a Failed Remarketing, the Company will exercise its rights as a secured party to dispose of the Underlying Preferred Securities or Debentures in accordance with the applicable



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

law and satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts; provided, that if the Company exercises such rights as a secured creditor, any accrued and unpaid distributions (including deferred distributions, if any) on such Underlying Preferred Securities or accrued and unpaid interest (including any deferred interest) in respect of the Debentures will be paid in cash by the Company to the holders of record of such Underlying Preferred Securities or Debentures, as the case may be. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date by publication in a daily newspaper in the English language of general circulation in The City of New York which is expected to be The Wall Street Journal. In addition, the Company will request, not later than seven nor more than 15 calendar days prior to the remarketing date, that the Depositary notify its participants holding Preferred Securities, Income PRIDES and Growth PRIDES of such remarketing, including, in the case of a Failed Remarketing, the procedures that must be followed if a holder of Preferred Securities or Debentures, as the case may be, wishes to exercise its right to put its Preferred Securities or Debentures, as the case may be, to the Company as described in the Trust Agreement.

                  Section v. Optional Remarketing. Subject to the terms of the Remarketing Underwriting Agreement, on or prior to the fifth Business Date immediately preceding the Purchase Contract Settlement Date, but no earlier than the Payment Date immediately preceding the Purchase Contract Settlement Date, holders of Separate Preferred Securities which are not components of Income PRIDES may elect to have their Separate Preferred Securities remarketed in the same manner as Underlying Preferred Securities which are components of Income PRIDES (as described herein) by delivering their Separate Preferred Securities, along with a notice of such election, to the Custodial Agent. The Custodial Agent will hold such Separate Preferred Securities in an account separate from the collateral account in which the Pledged Securities will be held. Holders of Separate Preferred Securities electing to have their Separate Preferred Securities remarketed will also have the right to withdraw such election on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date.

                  Section vi. Replacement and Resignation of Remarketing Agent.
(i) The Company may in its absolute discretion replace Merrill Lynch as the Remarketing Agent and/or as the Reset Agent in either such capacity hereunder by giving notice prior to 3:00 p.m., New York City time, on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date. Any such replacement shall become effective, and Merrill Lynch shall be discharged from its duties and obligations hereunder, as Remarketing Agent and/or Reset Agent upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent and the agreement of any such successor so to serve. Upon providing such notice, the Company shall use all reasonable efforts to appoint such a successor and to enter into a new remarketing agreement with such successor as soon as reasonably practicable.

                  (ii) Merrill Lynch may resign at any time and shall be discharged from its duties and obligations hereunder as the Remarketing Agent and/or as the Reset Agent by giving notice prior to 3:00 p.m., New York City time, on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date. Any such resignation shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent and the agreement of any such successor so to serve. Upon receiving notice from the Remarketing Agent and/or the Reset Agent that it wishes to resign hereunder, the Company shall appoint such a successor and enter into a new remarketing agreement with it as soon as reasonably practicable.

                  Section vii. Dealing in the Securities. Merrill Lynch, when acting as Remarketing Agent hereunder or under the Remarketing Underwriting Agreement or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Preferred Securities or Debentures, as the case may be. With respect to any Preferred Securities or Debentures, as the case may be, owned by it, the Remarketing Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. Merrill Lynch, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

                  Section viii. Registration Statement and Prospectus. In connection with the Remarketing, if and to the extent required (in the opinion of counsel for either the Remarketing Agent or the Company) by applicable law, regulations or interpretations in effect at the time of such Remarketing, the Company shall use its reasonable efforts to have a registration statement relating to the full amount of the Preferred Securities effective under the Securities Act of 1933 by the third Business Day immediately preceding the Purchase Contract Settlement Date, shall furnish a current prospectus and/or prospectus supplement to be used in such Remarketing by the remarketing underwriter or underwriters under the Remarketing Underwriting Agreement, and shall pay all expenses relating thereto.

                  Section ix. Conditions to the Remarketing Agent's Obligations.
(i) The obligations of the Remarketing Agent and any other remarketing underwriters to purchase and remarket the Preferred Securities or the Debentures, as the case may be, shall be subject to the terms and conditions of the Remarketing Underwriting Agreement.

                  (ii) If at any time during the term of this Agreement, any Debenture Event of Default or Trust Agreement Event of Default, or event that with the passage of time or the giving of notice or both would become an Indenture Event of Default or Trust Agreement Event of Default, has occurred and is continuing under the Indenture or the Trust Agreement, then the obligations and duties of the Remarketing Agent under this Agreement shall be suspended until such default or event has been cured. The Company shall cause the Subordinated Indenture Trustee and the Property Trustee to give the Remarketing Agent notice of all such defaults and events of which the Trustee is aware.

                  Section x. Termination of Remarketing Agreement. This Agreement shall terminate as to any Remarketing Agent which is replaced on the effective date of its replacement pursuant to Section 4(a) hereof or pursuant to Section 4(b) hereof. Notwithstanding any such termination, the obligations of the Company set forth in Section 3 hereof shall survive and remain in full force and effect until all amounts payable under said Section 3 shall have been paid in full.

                  Section xi. Remarketing Agent's Performance: Duty of Care. The duties and obligations of the Remarketing Agent hereunder shall be determined solely by the express provisions of this Agreement and the Remarketing Underwriting Agreement.

                  Section xii. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  Section xiii. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until three months following the Remarketing Date.

                  Section xiv. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of Merrill Lynch, as the Remarketing Agent and/or the Reset Agent. Subject to the provisions of Section 6, the rights and obligations of Merrill Lynch, as the Remarketing Agent and/or the Reset Agent hereunder, may not be assigned or delegated to any other person without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and the Remarketing Agent and/or the Reset Agent and their respective successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of Preferred Securities or Debentures merely because of such purchase.

                  Section xv. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

                  Section xvi. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

                  Section xvii. Counterparts. This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.



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

                  Section xviii. Amendments. This Agreement may be amended by any instrument in writing signed by the parties hereto.

                  Section xix. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Lincoln National Corporation, 200 East Berry Street, Fort Wayne, IN, 46802-2706, Attention: Richard C. Vaughan, Executive Vice President and Chief Financial Officer, with a copy to Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, IL 60606, Attention: Arthur J. Simon, Esq.; if to the Trust, to c/o Lincoln National Corporation, 200 East Berry Street, Fort Wayne, IN, 46802-2706; if to the Remarketing Agent or Reset Agent (if Merrill Lynch and Co. is the Remarketing Agent or the Reset Agent), to c/o Merrill Lynch & Co. at Merrill Lynch World Headquarters, World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, Attention: Robin Mass, Esq., with a copy to LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, NY 10019-5389, Attention: Michael Groll, Esq.; and if to the Purchase Contract Agent, to The First National Bank of Chicago, Corporate Trust Services Division, One First National Plaza, Suite 0126, Chicago IL 60670-0126, or to such other address as any of the above shall specify to the other in writing.

                  IN WITNESS WHEREOF, each of the Company and the Remarketing Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

                                      LINCOLN NATIONAL CORPORATION


                                      By: /s/ John L. Steinkamp
                                         -------------------------------------
                                         Name:   John L. Steinkamp
                                         Title:  Vice President


                                        LINCOLN NATIONAL CAPITAL IV


                                      By: /s/ Janet C. Chrzan
                                         -------------------------------------
                                         Name: Janet C. Chrzan
                                         Title:  Administrative Trustee


CONFIRMED AND ACCEPTED:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED


By:   /s/ John P. Tullsen, Jr.
      --------------------------------------
      Authorized Signatory


THE FIRST NATIONAL BANK OF CHICAGO
not individually but solely as Purchase Contract
Agent and as attorney-in-fact for the holders of the Purchase Contracts


By:   /s/ John R. Prendiville
      --------------------------------------
      Name: John R. Prendiville
      Title: Vice President

                                                                    Exhibit A to
                                                           Remarketing Agreement

                   FORM OF REMARKETING UNDERWRITING AGREEMENT

                  Merrill Lynch & Co./Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Underwriter") hereby agrees to purchase the Preferred Securities or, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date, the Debentures (such Preferred Securities or Debentures, as the case may be, being hereinafter referred to as the "Securities"), that have been tendered by the holders of the Income PRIDES for sale on August 13, 2001.

                  i. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the purchase contract agreement (the "Purchase Contract Agreement"), the pledge agreement (the "Pledge Agreement"), the underwriting agreement (the "Underwriting Agreement"), the amended and restated Trust Agreement (the "Trust Agreement") and the junior subordinated indenture, as supplemented by the first supplemental indenture (the "Indenture"), each as identified in Schedule I hereto.

                 ii. Registration Statement and Prospectus. If required (in the opinion of counsel to either the Remarketing Underwriter or the Company) by applicable law, the Company and the Trust have filed with the Securities and Exchange Commission, and there has become effective, a registration statement on Form S-3 (Nos. 333-49201 and 333-49201-02), including a prospectus, relating to the Securities. Such registration statement, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement", the prospectus included in the Registration Statement is hereinafter referred to as the "Basic Prospectus" and the Basic Prospectus, as amended or supplemented to the date of this Agreement to relate to the Securities and to the remarketing of the Securities, is hereinafter referred to as the "Final Prospectus" (including in each case all documents incorporated by reference).

                iii. Provisions Incorporated by Reference.

                           (i) Subject to Section 3(b), the provisions of the
Underwriting Agreement shall be incorporated, as applicable, into this Agreement and made applicable to the obligations of the Remarketing Underwriter, except as explicitly amended hereby.

                          (ii) With respect to the provisions of the
Underwriting Agreement incorporated herein, for the purposes hereof, (i) all references therein to the "Underwriter" or "Underwriters" shall be deemed to refer to the Remarketing Underwriter; (ii) all references therein to the "Preferred Securities" which are the subject thereof shall be deemed to refer to the Securities as defined herein; (iii) all references therein to the "Closing Date" shall be deemed to refer to the Remarketing Closing Date specified in
Schedule I hereto (the "Remarketing Closing Date"); (iv) all references therein to the "Registration Statement" and the "Prospectus" shall be deemed to refer to the Registration Statement, and the Prospectus,respectively, as defined herein.

                  iv. Purchase and Sale; Remarketing Underwriting Fee. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated herein, the Remarketing Underwriter agrees to purchase from the registered holder or holders thereof in the manner specified in Section 5 hereof, the principal amount of Securities set forth in
Schedule I hereto at a purchase price not less than 100% of such Securities' aggregate stated liquidation amount or aggregate principal amount, as the case may be, plus any accrued and unpaid distributions or interest, as applicable, thereon. In connection therewith, the registered holder or holders thereof agree, in the manner specified in Section 5 hereof, to pay to the Remarketing Underwriter a Remarketing Underwriting Fee equal to an amount not exceeding 25 basis points (.25%), from any amount received in connection from such Remarketing in excess of the aggregate stated liquidation amount or aggregate principal amount, as the case may be, of the Securities. The right of each holder of Securities to have Securities tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Securities tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Securities and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent. The Remarketing Agent is not obligated to purchase any Securities that would otherwise remain unsold in a remarketing. Neither the Trust, any Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Securities for remarketing.

                  v. Delivery and Payment. Delivery of payment for the remarketed Securities and payment of the Remarketing Underwriting Fee shall be made on the Remarketing Closing Date at the location and time specified in
Schedule I hereto (or such later date not later than five business days after such date as the Remarketing representatives shall designate), which date and time may be postponed by agreement between the Remarketing Underwriter, the Company, the Trust and the [registered holder or holders thereof]. Delivery of the remarketed Securities and payment of the Remarketing [Underwriting] Fee shall be made to the Remarketing Underwriter [to or upon the order of the [registered holder or holders of the Remarketed Securities] by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in immediately available funds][in immediately available funds by wire transfer to an account or accounts designated by the [Company] [Trustee] [registered holder or holders of the remarketed Securities]] or, if the remarketed Securities are represented by a Global Security, by any method of transfer agreed upon by the Remarketing Underwriter and the Depositary for the Securities under the Trust Agreement or Indenture, as applicable.

                  [It is understood that any registered holder or, if the Securities are represented by a Global Security, any beneficial owner, that has an account at the Remarketing Underwriter and tenders its Securities through such account will not be required to pay any fee or commission to the Remarketing Underwriter.]

                  If the Securities are not represented by a Global Security, certificates for the Securities shall be registered in such names and denominations as the Remarketing Representatives may request not less than three full business days in advance of the Remarketing Closing Date, and the Company, the Trust and the [registered holder or holders thereof] agree to have such certificates available for inspection, packaging and checking by the Remarketing Underwriter in New York, New York not later than 1:00 p.m. on the Business Day prior to the Remarketing Closing Date.

                  vi. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Lincoln National Corporation, 200 East Berry Street, Fort Wayne, IN, 46802-2706, Attention: Richard C. Vaughan, Executive Vice President and Chief Financial Officer, with a copy to Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, IL 60606, Attention: Arthur J. Simon, Esq.; if to the Remarketing Agent or Reset Agent (if Merrill Lynch and Co. is the Remarketing Agent or the Reset Agent), to c/o Merrill Lynch & Co. at Merrill Lynch World Headquarters, World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, Attention: Robin Mass, Esq., with a copy to LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, NY 10019-5389,
Attention: Michael Groll, Esq.; and if to the Purchase Contract Agent, to The First National Bank of Chicago, Corporate Trust Services Division, One First National Plaza, Suite 0126, Chicago IL 60670-0126, or to such other address as any of the above shall specify to the other in writing.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Remarketing Underwriters.

                                        Very truly yours,

                                        LINCOLN NATIONAL CORPORATION

                                        By:
                                            ---------------------------------
                                             Name:
                                             Title:
                                        LINCOLN NATIONAL CAPITAL IV

                                        By:
                                            ---------------------------------
                                             Name:
                                             Title:  Administrative Trustee
CONFIRMED AND ACCEPTED:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED

By:
      ------------------------------
      Authorized Signatory


THE FIRST NATIONAL BANK OF CHICAGO
not individually but solely as Purchase Contract
Agent and as attorney-in-fact for the holders of the Purchase Contracts


By:
      ------------------------------
      Name:
      Title:

                                 SCHEDULE I

Purchase Contract Agreement, dated as of August 14, 1998 by and between Lincoln National Corporation, an Indiana corporation, and
      The First National Bank of Chicago, a national banking association

Pledge Agreement dated as of August 14, 1998 by and between Lincoln National Corporation, an Indiana corporation, The First National Bank of Chicago, a national banking association, and
      The Chase Manhattan Bank

Amended and Restated Trust Agreement of Trust dated as of August 14, 1998 of Lincoln National Capital IV, a Delaware business trust

Junior Subordinated Indenture dated as of May 1, 1996 by and between Lincoln National Corporation, an Indiana corporation, and The First National Bank of Chicago

First Supplemental Indenture, dated as of August 14,
      1998 by and between Lincoln National Corporation, an Indiana corporation, and The First National Bank of Chicago

Registration Statement Nos. 333-49201 and 333-49201-02

Principal Amount of Securities:  $200,000,000   ($230,000,000 if the
Underwriters' over-allotment option is exercised)

Underwriting Agreement, dated as of August 10, 1998, among Lincoln National Corporation, Lincoln National Capital IV, and Merrill Lynch & Co./Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Alex. Brown Incorporated and CIBC Oppenheimer Corp.

Remarketing [Underwriting] Fee:  .25% ($.0025)

Remarketing Closing Date, Time and Location